Exhibit 99.1

PRESS RELEASE

CAPITAL FINANCIAL HOLDINGS, INC.
ANNOUNCES CAPITAL DIVIDEND

MINOT, North Dakota, December _1_, 2015 – Capital Financial Holdings, Inc.(OTCBB: CPFH) today announced that its Board of Directors approved a cash capital dividend of $50.00 per share payable on the company’s common stock.  The dividend is payable on approximately December 30, 2015 to shareholders of record as of the record date, December 17, 2015.  The ex-dividend date for the dividend is December 15, 2015.

About Capital Financial Holdings, Inc.

Capital Financial Holdings, Inc.is a North Dakota corporation and the parent of its wholly owned subsidiary, Capital Financial Services, Inc., a Wisconsin corporation, a registered broker-dealer, which deals in sales of mutual funds, insurance products and other various securities; and the parent of its wholly owned subsidiary, Capital Natural Resources, Inc., a Colorado corporation, which invests in opportunities related to natural resources in the United States, including petroleum, natural gas and/or other minerals, water resources and land.

Safe Harbor Statement

Certain of the statements set forth in this press release constitute "forward-looking statements." Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate," "project," "intend," "forecast," "anticipate," "plan," "planning," "expect," "believe," "will likely," "should," "could," "would," "may" or words or expressions of similar meaning. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause the company's actual results and financial position to differ materially from those included within the forward-looking statements. Forward-looking statements involve risks and uncertainties, including those relating to the Company's ability to grow its business. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the Company's limited financial resources, domestic or global economic conditions, especially those relating to Canada, activities of competitors and the presence of new or additional competition, and changes in Federal or State laws and conditions of equity markets. More information about the potential factors that could affect the Company's business and financial results is included in the Company's filings, available via the United States Securities and Exchange Commission’s website (www.sec.gov).

Contact

John Carlson
Chief Executive Officer
Capital Financial Holdings, Inc.
E-mail: jcarlson@cfsbd.com
Telephone: 701.837.9600